AGREEMENT BY AND AMONG PIRANHA, INC., XIAOLIN WU, HOWARD WU,
                      LINLIN ZHAO AND COMSIGHT IMAGING INC.

     THIS AGREEMENT is made and entered into as of the 26th day of September, 2000, by and among Piranha, Inc., a Delaware corporation ("Buyer"), Xiaolin Wu, Howard Wu and Linlin Zhao ("Sellers") and Comsight Imaging Inc., an Ontario corporation ("Comsight").

     In consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the
parties   hereby   agree  as   follows:

        1.   PURCHASE   AND  SALE  OF   STOCK.

       (a) Subject to the representations, warranties, agreements, terms and conditions hereinafter set forth, Sellers hereby agree to sell, transfer, assign and deliver to Buyer and Buyer agrees to purchase from Sellers on the Closing Date (as hereinafter defined) all of the issued and outstanding shares of capital stock of Comsight (the "Shares").

       (b) The purchase price for the Shares shall be (i) U.S. $282,207and (ii) 47,733 shares of Buyer Common Stock, par value $.001 per share.

       (c) Unless otherwise agreed, the closing of the sale of the Shares shall take place at the offices of Buyer on September 26, 2000 immediately following the execution of this Agreement ("Closing Date").

       (d) As used herein, the term "Intellectual Property" means (i) all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and internet domain that are used by a person or entity in its, his or her business, (ii) all licenses, assignments and releases of intellectual property rights of others in material works embodied in its, his or her own works, (iii) all rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by it, him or her or on its, his or her behalf and (iv) inventions, trade dress, logos and designs created by it, him or her or on its, his or her behalf.

         Without limiting the generality of the foregoing, Intellectual Property includes all right, title, interest and ownership in, arising out of or associated with: (v) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (vi) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (vii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (viii) all industrial designs and any registrations and applications therefor throughout the world; (ix) all trade names, trademarks, service marks, logos, and all applications therefor throughout the world; (x) all databases and data collections and all rights therein throughout the world; (xi) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (xii) all licenses, privileges, authorities or rights which have been granted to the holder of Intellectual Property from any joint developments, partnerships, joint ventures, cooperative relationships, academic projects or other processes to which such holder may or may not have full and exclusive rights, title, interest and/or ownership.

       2. DELIVERIES. (a) At or prior to the closing on the Closing Date the following deliveries shall be made.

      (A) Sellers shall deliver to Buyer

                  (i) stock certificates in the name of the Sellers evidencing the Shares together with blank stock powers executed by Seller with signatures guaranteed by either a bank or a member of the New York Stock Exchange.

                  (ii) all corporate minute books, contracts, and other records of Comsight of whatsoever nature, including without limitation, evidence of all Intellectual Property of Xiaolin Wu and Comsight.

                  (iii) a listing of all Intellectual Property of Xiaolin Wu and Comsight together with, where appropriate, serial numbers, countries of registry and similar such identifying information, reflecting, inter alia, all sciences that Xiaolin Wu and/or Comsight have developed or are developing.

                  (iv)  written   resignations  of  all  current   officers  and
                  directors of Comsight dated as of the Closing Date.

                  (v) a copy of the Articles of Incorporation and Certificate of Incorporation of Comsight as in effect on the Closing Date.

                  (vi) a copy of the By-laws of Comsight, as amended, certified by the President of Comsight.

                  (vii) documents in form satisfactory to Buyer and its counsel confirming that Seller has sold, transferred, licensed, assigned or delivered to Seller his full right, title, interest and ownership to his Intellectual Property.

                  (viii) documents in form satisfactory to Buyer and its counsel which shall upon filing with appropriate governmental agencies (whether U.S. or foreign) be sufficient to perfect, evidence and otherwise secure that Xiaolin Wu has sold, transferred, licensed, assigned or delivered to Comsight full right, title, interest and ownership to his Intellectual Property.

                  (ix) the form of Non-Disclosure Agreement attached hereto as Exhibit A.

                  (x) Comsight's promissory note payable to Xiaolin Wu Buyer in the principal amount of Canadian $115,600 (U.S.$77,793) duly assigned and transferred to Buyer.

                  (xi) Acknowledgement of the prior receipt of $150,000 of the purchase price.

         (B) Buyer shall deliver to Sellers

                  (i) cash in the amount of U.S. $15,766 to Xiaolin Wu in the form of a certified or bank cashiers check

                  (ii) cash in the amount of U.S. $77,793 to Xiaolin Wu in the form of a certified or bank cashiers check in consideration of the assignment of the promissory note referred to in P. 2A (x) above.

                  (iii) cash in the amount of U.S. $56,441 to Linlin Zhao in the form of a certified or bank cashiers check.

                  (iv) a promissory note, without interest, for $60,000 payable to Xiaolin Wu on January 2, 2001.

                  (v) Stock certificate representing 17,861 shares of Buyer Common Stock, par value $.001 per share, in the name of Xiaolin Wu or evidence that directions have been given to the Buyer's transfer agent and register requiring the delivery of such stock certificate.

                   (vi) Stock  certificate  representing  6,965  shares of Buyer
                  Common Stock, par value $.001 per share, in the name of Linlin Zhao or evidence that directions have been given to the Buyer's transfer agent and register requiring the delivery of such stock certificate.

                  (vii) Stock certificate representing 12,907 shares of Buyer Common Stock, par value $.001 per share, in the name of Howard Wu or evidence that directions have been given to the Buyer's transfer agent and register requiring the delivery of such stock certificate.

                  (viii) The form of employment contract attached hereto as Exhibit B.

         (b) On January 2, 2001, the Buyer shall deliver to Xiaolin Wu a stock certificate representing 10,000 shares of Buyer Common Stock, par value $.001 per share, or evidence that directions have been given to the Buyer's transfer agent and register requiring the delivery of such stock certificate, and the $60,000 represented by the promissory note referred to in P. B(iv) above.

         3. Representations, Warranties and Agreements of Sellers and Comsight. Sellers and Comsight hereby jointly and severally represent, warrant and agree with Buyer as follows:

         (a) Comsight is a corporation duly organized, validly existing and in good standing under the laws of Ontario. Comsight has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. Comsight is duly licensed, registered and qualified in the jurisdictions necessary to enable its business to be carried on as now conducted and to enable its properties and assets to be owned, leased and operated as they are, and all such licenses, registrations and qualifications are in good standing in all respects.

         (b) Neither Comsight's Articles of Incorporation, Certificate of Incorporation nor its By-Laws have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument.

         (c) Comsight has authority to issue an unlimited number of common shares and an unlimited number of preference shares. There are 100 common shares outstanding all of which are owned by Xiaolin Wu and 50 preference shares, 25 of which are owned by Howard Wu and 25 of which are owned by Linlin Zhao. All such common shares and such preference shares are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, contracts, calls, conversion rights, rights or commitments relating to the authorized but not outstanding common shares or preference shares.

         (d) Sellers are the sole and lawful owners, of record and beneficially, of the Shares and have valid and marketable title to the Shares, free and clear of any claims, liens or encumbrances and have full right, power and authority to sell, assign and transfer the Shares pursuant to this Agreement without the consent or approval of any other person or entity. There are no outstanding options, warrants, contracts, calls, rights or commitments relating to the Shares.

         (e) Comsight has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the stockholders and the Board of Directors of Comsight, and no other proceeding on the part of Comsight is necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (f) This Agreement has been duly executed and delivered by Comsight and Selles and constitutes their valid and binding Agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         (g) Comsight has all approvals, authorizations, consents, licenses, orders, registrations or permits of all governmental regulatory agencies, whether federal, state or local, required for its business as presently or proposed to be conducted.

         (h) Comsight is a taxable Canadian corporation as defined in the Income Tax Act (Canada) not liable, in any material respects, for any Canadian federal, provincial, municipal or local taxes, assessments, withholding taxes, employee or other remittances, or other imposts or penalties due and unpaid at the date hereof in respect of its income, employees, business or property, or for the payment of any tax installment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, imposts, remittances and penalties have been properly calculated by Seller and Comsight, in all material respects, and Comsight is not in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and Comsight has complied with all withholding, collection, remittance and other obligations under any applicable taxing statute. Comsight has filed all required Canadian federal, provincial, municipal or local tax returns.

         (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the constating documents, Articles of Incorporation, Certificate of Incorporation or By-Laws of Comsight, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which Comsight is a party or by which Comsight or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Comsight pursuant to the terms of any such instrument or obligation, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to Comsight or by which any of its properties or assets may be bound, or (iv) require, on the part of Comsight, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than those specifically described in this Agreement.

         (J) Except as described on Schedule 3(J), no person or entity has any written or oral agreement, understanding, contract, option, or commitment or any right or privilege from Sellers or Comsight to purchase, exchange, transfer or otherwise acquire of any of the assets of Comsight or any Intellectual Property of Sellers or Comsight.

         (k) All fixed assets, equipment, personal property and other assets owned by Comsight are fully paid for and there are no outstanding conditional sales contracts, mortgages or other liens or encumbrances on any of said property.

         (l) There are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of Comsight or Sellers, threatened against Comsight or any Seller or their Intellectual Property, properties, assets or business or pending or threatened against any of the officers, directors, employees, agents or consultants of Comsight in connection with the business of Comsight. There are no such suits, actions, claims, proceedings or investigations pending against Comsight or any Seller challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which Comsight or any Seller is a party, or involving their Intellectual Property, properties, assets or business, which is unsatisfied or which requires their continuing compliance.

         (m) Comsight and/or Sellers own all Intellectual Property necessary for the operation of their businesses as presently conducted. Comsight and/or Sellera own or are licensed or otherwise possess legally enforceable rights to use all their Intellectual Property.

         (n) Neither Comsight nor any Seller will as a result of the execution and delivery of this Agreement and the consummation of the transactions under this Agreement or otherwise, be in breach of any license, sublicense, joint venture agreement, co-license agreement, or other agreement relating to their Intellectual Property, including any license, sublicense, joint venture agreement, co-license agreement or other agreement relating to any Intellectual Property which either Comsight or any Seller is authorized to use by any third party.

         (o) Neither Comsight nor any Seller is aware of any fact which would result in a finding that any of their Intellectual Property owned or applied for either Comsight or any Seller is invalid or not subsisting. Comsight and Sellers have not been sued in any suit, action, proceeding, or received any claim or notice which involves a claim of infringement of any Intellectual Property of any third party. Neither Comsight nor any Seller has any knowledge that any of their Intellectual Property infringes any Intellectual Property of any third person.

         (p) Neither Comsight nor any Seller are liable as a guarantor or surety in connection with the obligation of any other person, partnership, corporation or other entity and no person has the power to confess judgment against either Comsight or any Seller.

         (q) Except as described in Schedule 3(q), Comsight is not a party to, or subject to (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts of more than $1,000; (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in its assets; (iii) any guaranty; (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities; (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property, (vi) any contract, arrangement or understanding granting to any person the right to use any of its property or property rights other than licenses granted in the ordinary course of business with a term of less than one year; (vii) any contract, arrangement or understanding restricting its right to (A) engage in any business activity or compete with any business or (B) develop or distribute any technology or (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which it is required to pay more than $1,000 per year.

         (r) All Intellectual Property purported to be owned by Comsight or any Seller which were developed, worked on or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by Comsight or Sellers by operation of law or have been validly assigned to Comsight or Sellers. All services provided to Comsight or any Seller by third parties in respect of the creation, modification or improvement of any Intellectual Property (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with Comsight and/or Sellers that assign to Comsight and/or Sellers ownership of such Intellectual Property (either, in the case of Intellectual Property that are copyrights, as a work for hire or otherwise), each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms

         (s) Comsight and Sellers have taken all reasonable measures to protect and preserve the security and confidentiality of their trade secrets and other confidential information. None of such trade secrets and other confidential information are part of the public domain or to the knowledge of Comsight and Sellers have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for them. To the knowledge of Comsight and Sellers, no employee or consultant of Comsight or any Seller has used any trade secrets or other confidential information of any other person in the course of their work for Comsight or Sellers.

         (t) Except as disclosed in Schedule 3(t), Comsight or Sellers are the exclusive owner of all right, title and interest in its or his Intellectual Property and such Intellectual Property Rights are valid and in full force and effect and no university, government agency (whether federal or state) or other organization which sponsored research and development conducted by Comsight or otherwise participated in any joint development projects with Comsight or Sellers has any claim of right to or ownership of or other encumbrance upon the Intellectual Property of Comsight or Sellers.

         (u) except as described on Schedule 3(u), neither any Seller nor any employees of Comsight or any Seller have any agreements or arrangements with current or former employers relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights to any Intellectual Property of Comsight or any seller. EXcept as described on Schedule 3(u), neither any Seller nor Comsight nor any Seller employee is bound by any consulting agreement relating to confidential information or trade secrets of another entity.

         All of the foregoing representations, warranties and agreements shall survive the Closing Date.

         4. Exclusions  from  Representations,  Warranties   and  Agreements  of
Sellers and Comsight. Notwithstanding anything contained in this Agreement to the contrary Buyer hereby acknowledges that

         (a) Comsight and/or Xiaolin Wu may have an existing income stream derived from a jointly developed product known as CALIC. Nothing contained herein shall require that such specific income stream be included as part of the business or operations of Comsight or Xiaolin Wu included in the transactions described herein.

         (b) Nothing contained herein shall be deemed to apply to certain software and other Intellectual Property associated with MPEG entropy coding yielding approximately 30% more compression over current MPEG performance, with application in broadband, internet, digital cameras and other related applications.

         5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER. Buyer hereby represents, warrants and agrees with Sellers as follows:

         (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by Buyer.

         (b) This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding Agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         (c) Immediately following the Closing Date, Buyer shall cause all necessary action to be taken to appoint and elect Seller as an officer of Comsight, reporting directly to R. Don Ashley, Chief Operating Officer of Buyer.

         All of the foregoing representations, warranties and agreements shall survive the Closing Date.

          6. FURTHER AGREEMENTS OF THE PARTIES.

         (a) Buyer hereby agrees that for each commercially viable patent filed by Buyer or Comsight from and after the date of this Agreement which was developed by Xiaolin Wu, Xiaolin Wu shall be issued 600 shares of Buyer Common Stock; provided, however, that the determination of commercially viable shall be made solely by the Buyer's Intellectual Property Committee.

         (b) Buyer hereby agrees to pay Xiaolin Wu a commission equal to 25% of the gross sales derived from the sales of those Comsight technology products (excluding video and audio codecs) existing as of the Closing Date. Notwithstanding the foregoing, no such commissions shall be due or payable with regard to Comsight technology products that include any modifications, enhancements or changes from their existing state as of the Closing Date, the intent of the parties being that any the entire profit from sales of any such modified, enhanced or changed technology products shall belong exclusively to the Buyer after the Closing Date.

         (c) Buyer further agrees to pay Xiaolin Wu a commission equal to 60% of the gross sales derived from the sale or licensing of Xiaolin Wu's audio codec in the form existing as of the Closing Date. Notwithstanding the foregoing, Xiaolin Wu agrees that any such sale or licensing of Xiaolin Wu's audio codec shall not exclude Buyer from using the underlying sciences in its own present and future products and systems and Xiaolin Wu agrees to make any such purchaser or licensee aware of this proviso.

         7. MISCELLANEOUS PROVISIONS.

         (A) WAIVER. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         (B) NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address (or at such other address as may from time to time be designated by such party to the others in accordance with this subsection).

         (C) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, administrators, executors and personal representatives and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         (D) PUBLIC ANNOUNCEMENTS. After the Closing Date Buyer shall be free to issue any announcements or press releases regarding this Agreement and the transactions contemplated herein as it in its sole discretion deems necessary or appropriate.

         (E) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (F) HEADINGS. The headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         (G) ENTIRE AGREEMENT. This Agreement, and the certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject.

         (H) GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Illinois. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Chicago, Illinois, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         (I) INDEMNIFICATION. Sellers hereby agree to indemnify and hold harmless Buyer, its employees, agents, consultants and attorneys (herein, the "Indemnified Parties") from and against any loss, expense, damage or injury suffered or sustained by any of the Indemnified Parties by reason of any breach or alleged breach of the terms, representations, warranties or covenants of this Agreement by any Seller or Comsight or by reason of any breach or alleged breach of the terms of any other agreement between the parties entered into in furtherance of this Agreement, including, but not limited to any judgment, award, settlement, attorneys' fees and other costs or expenses incurred in connection with the bringing of any lawsuit for any breach or alleged breach of this Agreement or incurred in connection with the defense of any actual or threatened action, proceeding or claim arising, directly or indirectly, as a result of the breach of this Agreement by any Seller or Comsight.

         (J) SEVERABILITY. In any case one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the foregoing provisions contained herein and therein shall not in any way be otherwise affected or impaired thereby.

         (K) BROKERAGE  COMMISSIONS.   The  parties  agree  that  there  is   no
commission due any broker or finder in connection with this Agreement or the transactions contemplated herein.

         (L) FEES AND EXPENSES. Each party hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

         Comsight Imaging Inc.


         By:




         Xiaolin Wu

         Howard Wu

         Linlin Zhao

         Piranha, Inc.



         By:

                         LIST OF EXHIBITS AND SCHEDULES

         Exhibit A. Non-Disclosure Agreement

         Exhibit B. Employment Contract

         Schedule 3(j). Third Party Acquisition Agreements

         Schedule 3(q). Third Party Contracts

         Schedule 3(t). Joint Ownership of Intellectual Property

         Schedule 3(u). Trade Secret Agreements with Other Persons